For Immediate Release


                         COMMERCE BANK/HARRISBURG ELECTS
                          GARY NALBANDIAN AS PRESIDENT

February 15, 2002 - - Camp Hill, Pennsylvania - - Commerce Bank/Harrisburg and its parent, Pennsylvania Commerce Bancorp (NASDQ Symbol: COBH) today announced that Chairman Gary L. Nalbandian has assumed the additional posts of President and Chief Executive Officer.

Nalbandian, who founded Commerce Bank/Harrisburg in 1985, replaces former President and CEO James T. Gibson, who left for personal reasons.

Commerce Bank / Harrisburg recently reported record-setting financial results for 2001 including:
o    Total Assets increased 27% to $609,642,000
o    Total Deposits increased 26% to $561,738,000
o    Net Income increased 20% to $4,448,000
o    Earnings Per Share increased 15% to $2.25

"As a locally based bank serving the greater Harrisburg and York, Pennsylvania markets, Commerce is poised to continue its rapid growth," said Nalbandian. "In addition, our valuable affiliation with Commerce Bancorp (NYSE Symbol: CBH) headquartered in Cherry Hill, New Jersey, enables us to deliver `America's Most Convenient Banking' to customers throughout Central Pennsylvania."

"Our focus on providing unsurpassed service has produced a 28% annual compounded shareholders' return over the past 7 years," added Nalbandian.

Pennsylvania Commerce Bancorp, with assets of nearly $625 million, is a holding company for Commerce Bank/Harrisburg, which operates a network of 15 branches throughout Central Pennsylvania.


CONTACT:
Deborah Miller
717-975-5630